Exhibit 10.6

AGREEMENT REGARDING OUTSTANDING NOTES

THIS AGREEMENT REGARDING OUTSTANDING NOTES (this “Agreement”) is made effective as of October 2, 2017 (the “Effective Date”), and is entered into by and between TANGIERS INVESTMENT GROUP, LLC, a Delaware limited liability company (“Tangiers”), and OROPLATA RESOURCES, INC., a Nevada corporation (the “Company”) For purposes of this Agreement, Tangiers and the Company may be referred to individually as a “Party,” and collectively as the “Parties.”

RECITALS

A.The Company has previously issued to Tangiers the following convertible promissory notes: (i) the commitment fee promissory note, dated July 18, 2016 in the face amount of $75,000 and outstanding principal sum of $75,000 (the “Commitment Fee Note”), (ii) the promissory note dated July 18, 2016 in the face amount of $121,000 and outstanding principal sum of $121,000 (the “July 2016 Note”), (iii) the promissory note dated September 28, 2016 in the face amount of $550,000 and outstanding principal sum of $110,000 (the “September 2016 Note”), (iv) the promissory note dated February 16, 2017 in the face amount of $250,000 and outstanding principal sum of $250,000 (the “February 2017 Note”), and (v) the promissory note dated July 25, 2017 in the face amount of $550,000 and outstanding principal sum of $154,000 (the “ July 2017 Note, and collectively, the “Notes”).

B.The Company has agreed to register the common shares of the Company underlying the Notes on a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) in exchange for Tangiers modifying the conversion price and other obligations of Tangiers herein.

C.The Parties are entering into this Agreement to amend the Notes and to memorialize the Company’s commitment to terms of settlement of their dispute, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendment to Conversion Price. The Conversion Price as such term is defined in each of the Notes shall be amended to the fixed price of $0.115.

2.Registration Statement. The Company shall use its best efforts to, within fifteen (15) days of the Effective Date, file with the SEC the Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for registration, covering the resale of 6,173,913 shares of the Company’s common stock (the “Common Stock”), which such Registration Statement shall state that, in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company agrees to keep the Registration Statement effective until the earlier of (i) the date on which the common shares underlying the Notes may be resold by reason of Rule 144 of the 1933 Act, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all common shares issuable upon conversion of the Notes have been sold by Tangiers.

3.Priority of Conversion of the Notes. Tangiers agrees that so long as the Registration Statement is effective, it will not make conversions of principal under the Notes except in the order of their issuance (i.e., all principal under the Commitment Note and July 16 Note shall be converted prior to conversions under the September 2016 Note and conversions of principal under the September 2016 Note prior to the February 2017 Note, etc.). In the event that any share issuance as a result of a conversion of the Notes is not accepted, cleared, and deposited at Tangiers’s brokerage firm and DTC, Tangiers has the right to convert any of the outstanding Notes.

4.Suspension of Investment Agreement. The Parties agree that so long as the Registration Statement is effective, the obligations of the Parties under that certain investment agreement dated July 18, 2016 are suspended.

5.No Current Default. Tangiers acknowledges that as of the Effective Date, the Company is not in default under the Notes or any other agreement between Tangiers and the Company.

6.Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the Parties relating to the subject matter hereof.

7.Governing Law. California law, without regard to conflict or choice of law principles, shall govern the construction and interpretation of this Agreement.

8.Amendment, Modification and Waiver. This Agreement may not be amended, modified or supplemented except pursuant to an instrument in writing signed by each Party, except that either Party may waive any obligation owed to such Party by the other Party under this Agreement, provided such waiver is in writing. The waiver by either Party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.Severability. If any provision of this Agreement as applied to any Party or to any circumstance shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, and any provision that is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

10.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

11.Binding Effect. This Agreement shall be binding upon and inure to the benefits of the Parties and their respective legal representatives, executors, administrators, successors and assigns provided that no such assignment or transfer shall relieve the Parties from any of their obligations hereunder.

12.Construction. Whenever used in this Agreement, the terms “including,” “include,” “includes” and the like are not intended as terms of limitation, and, hence, shall be deemed to be followed by “without limitation.”

13.No Other Changes to Agreements. Except as amended and/or modified by this Agreement, the Notes and any other Agreements between the Parties (the “Other Agreements”) remain unchanged and in effect. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes and the Other Agreements, the provisions of this Agreement shall prevail. Whether or not specifically amended by the provisions of this Agreement, all of the terms and provisions of the Notes or Other Agreements are hereby amended to the extent necessary to give effect to the purpose and intent of this Agreement.

14.Further Assurances. Each of the Parties shall execute and deliver any and all further documents or instruments and/or do such other acts as the other Parties may deem necessary, desirable or proper to carry out the purposes of this Agreement.

(Signature Pages Follow Immediately)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

“THE COMPANY”	“TANGIERS”
Oroplata Resources, Inc., a Nevada corporation , By:/s/ Douglas Cole Douglas Cole Chief Executive Officer	TANGIERS INVESTMENT GROUP, LLC, a Delaware limited liability company By: /s/ Michael Sobeck Michael Sobeck Managing Member